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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement No. 333-133681 on Form S-3 and Registration Statement Nos. 333-128663, 333-119580 and 333-119578 on Form S-8 of our reports dated March 9, 2009, relating to the financial statements and financial statement schedule of True Religion Apparel, Inc. and the effectiveness of True Religion Apparel, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K of True Religion Apparel, Inc. for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 9, 2009

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM